Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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SOUTHERN CONCEPTS RESTAURANT GROUP, INC.
(Name of Registrant as Specified In Its Charter)

_______________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SOUTHERN CONCEPTS RESTAURANT GROUP, INC.
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

February 2, 2016

To Our Shareholders:

You are cordially invited to the Annual Meeting of Shareholders (the "Meeting") of Southern Concepts Restaurant Group, Inc. (the "Company") to be held at The Antlers Hotel at 4 South Cascade Avenue, Colorado Springs, CO 80903 in the Fremont Room on Wednesday, March 9, 2016, at 10:00am MST.

The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages.  Shareholders also are entitled to vote on any other matters which properly come before the Meeting.

Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting.  Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR RETURNING YOUR PROXY AS SOON AS POSSIBLE.

                                                Sincerely,

Mitchell Roth
Chief Executive Officer and Co-Chairman

SOUTHERN CONCEPTS RESTAURANT GROUP, INC.
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON MARCH 9, 2016

February 2, 2016

To the Shareholders of Southern Concepts Restaurant Group, Inc.:

An Annual Meeting of Shareholders (the "Meeting") of Southern Concepts Restaurant Group, Inc., a Colorado corporation (the "Company") will be held at The Antlers Hotel at 4 South Cascade Avenue, Colorado Springs, CO 80903 in the Fremont Room on Wednesday, March 9, 2016, at 10:00am MST.

The Meeting is held for the purpose of considering and voting upon proposals to:

1.	Elect five directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.
2.	Amend our Articles of Incorporation to increase our authorized shares of common stock from 120,000,000 shares to 125,000,000 shares.
3.	Ratify the appointment of GHP Horwath as the Company's independent registered public accounting firm for the year ending December 31, 2016.
4.	Approve, by non-binding vote, the compensation of the Company's named executive officers.

Such other business as may lawfully come before the Meeting or any adjournment(s) thereof may also be conducted at the Meeting.

The Board of Directors is not aware of any other business to come before the Meeting.  Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on Thursday, January 20, 2016 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

The Company recommends the approval of all the above-listed proposals.  If you wish to attend the Meeting in person and vote on the above-listed proposals, you may, but need not, fill out and return a proxy card included with this Notice.  You may also attend the meeting in person at the above-listed address and vote your shares in person at the meeting. You may also complete and sign the enclosed proxy which is solicited by the Board of Directors and return it promptly in the enclosed envelope.  The proxy will not be used if you attend the Meeting and vote in person.

EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.  ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS,

Mitchell Roth,
Chief Executive Officer and Co-Chairman

SOUTHERN CONCEPTS RESTAURANT GROUP, INC.
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821
 __________________________________________________________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
___________________________________________________________________________

February 2, 2016

To Our Shareholders:

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Southern Concepts Restaurant Group, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") to be held at The Antlers Hotel at 4 South Cascade Avenue, Colorado Springs, CO 80903 in the Fremont Room on Wednesday, March 9, 2016, at 10:00am MST and at any adjournments or postponements thereof.  The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

 This Proxy Statement, the accompanying proxy card, the Company's Form 10-K for the year ended December 31, 2014, Form 10-Q for the quarter ended September 30, 2015, and the Notice of Annual Meeting of Shareholders (collectively, the "Proxy Materials") are first being sent to shareholders beginning on or about February 2, 2016.

GENERAL INFORMATION

Solicitation

The enclosed proxy is being solicited by the Company's Board of Directors.  The costs of the solicitation will be borne by the Company.  Proxies may be solicited personally or by mail, telephone, facsimile or email by directors, officers and employees of the Company, none of whom will receive any additional compensation for such solicitations.  The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the Company's shares.

Voting Rights and Votes Required

Holders of shares of Southern Concepts Restaurant Group, Inc. common stock (the "Common Stock") and/or holders of shares of Southern Concepts Restaurant Group, Inc. preferred stock (the "Series A Preferred Stock") at the close of business on Thursday, January 20, 2016 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting.  As of the Record Date [________] shares of Company's Common Stock were outstanding and 4,884,859 shares of the Company's Series A Preferred Stock were outstanding.

For all Proposals, holders of Common Stock are entitled to one vote per share and holders of Series A Preferred Stock are entitled to 25 votes per share.

For Proposals 1, 3 and 4 the presence, in person or by proxy, of the holders of one-third of the votes entitled to be cast as of the Record Date constitute a quorum for the transaction of business at the Meeting.  The presence in person or by proxy of the holders of votes entitled to be cast of at least [________] votes at the Meeting is required for a quorum.   Holders of Common Stock and holders of Series A Preferred Stock will vote together as one class.

For Proposal 2, holders of Common Stock and holders of Series A Preferred Stock will vote as separate classes.  The presence, in person or by proxy, of the holders of one-third of the votes entitled to be cast by holders of Common Stock and separately, the holders of one-third of the votes entitled to be cast by holders of Series A Preferred Stock as of the Record Date constitute a quorum for voting on Proposal 2.  The presence in person or by proxy of the holders of Common Stock representing at least [__________] votes entitled to be cast at the Meeting is required for a quorum.  The presence in person or by proxy of the holders of Series A Preferred Stock representing at least [_________] votes entitled to be cast at the Meeting is required for a quorum.

In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.

As to the election of directors under Proposal 1, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

The affirmative vote of a majority of the votes cast on the matter is required to approve Proposals 2, 3 and 4.  As to these Proposals, a shareholder may:  (i) vote "FOR" the proposal, (ii) vote "AGAINST" the proposal, or (iii) "ABSTAIN" with respect to the proposal.  Abstentions and broker non-votes will not have an effect on these proposals.  Shareholders are not entitled to cumulative voting on any issue being presented to the shareholders.

The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporations Act.

Shares of Common Stock and/or Series A Preferred Stock represented by all properly executed proxies received at the Company's transfer agent by Monday, March 7, 2016 will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of Common Stock and/or Series A Preferred Stock represented by such proxy will be voted "FOR" the slate of directors described herein and "FOR" each of the Proposals.

Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein.  If any other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock and/or Series A Preferred Stock represented by such proxy are entitled to vote.

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company's corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors, Management and Certain Beneficial Owners

The number of shares outstanding of the Company's Common Stock at December 31, 2015 was 62,398,303 and the number of shares outstanding of the Company's Series A Preferred Stock at December 31, 2015 was 4,884,859. The following table sets forth the beneficial ownership of the Common Stock and Series A Preferred Stock as of December 31, 2015, by each director, director nominee and executive officer of the Company.  To the extent any of the named shareholders own derivative securities that are vested or otherwise exercisable into shares of our Common Stock these securities are included in the column regarding that shareholders' Common Stock beneficial ownership (as required by Rule 13d-3(a)) and the material terms of such derivative securities are explained in the notes to the table.

Security Ownership of Directors and Management

Name and Address of Beneficial Owner	Position	Common Stock - Amount and Nature of Beneficial Ownership		Percent of Common Stock	Series A Preferred Stock-Amount and Nature of Beneficial Ownership	Percent of Series A Preferred Stock	All Stock-Amount of Beneficial Ownership(8)	Voting Power (9)
Mitchell Roth	Current Director, Co-Chairman,
2 North Cascade Ave, Suite 1400	CEO and
Colorado Springs, CO 80903	Director Nominee	1,250,000	(1)	*	228,034	4.67%	1,478,034	3.77%

Richard Steward	Current Director
2 North Cascade Ave, Suite 1400
Colorado Springs, CO 80903		2,263,826	(2)	3.31%	–	*	2,263,826	1.23%

James J. Fenlason	Current Director,
2 North Cascade Ave, Suite 1400	Co-Chairman and
Colorado Springs, CO 80903	Director Nominee	200,000	(3)	*	–	*	200,000	*

Robert Cohen	Current Director
2 North Cascade Ave, Suite 1400	and Director
Colorado Springs, CO 80903	Nominee	700,000	(4)	*	–	*	700,000	*

Brent Wood	Current Director
2 North Cascade Ave, Suite 1400
Colorado Springs, CO 80903		266,666	(5)	*	–	*	266,666	*

Heather Atkinson	CFO, Secretary,
2 North Cascade Ave, Suite 1400	Treasurer and
Colorado Springs, CO 80903	Director Nominee	1,047,282	(6)	*	–	*	1,047,282	*

Jane Norton	Current Director
2 North Cascade Ave, Suite 1400
Colorado Springs, CO 80903		100,000	(7)	*	–	*	100,000	*

Kenneth Cutshaw	Director Nominee
2 North Cascade Ave, Suite 1400
Colorado Springs, CO 80903		–		*	–	*	–	*

All current directors and executive officers as a group		5,827,774		9.33%	228,034	4.67%	6,055,808	6.21%

(1)
Includes options for Mr. Mitchell Roth's service as an officer to acquire 150,000 shares of Common Stock at $0.45 per share. Also, includes options for Mr. Mitchell Roth's service as a Director to acquire 100,000 shares of Common Stock at $0.30 per share that vest on March 9, 2016.  In addition, includes 1,000,000 shares in the form of a warrant exercisable at $0.10 per share that was gifted from Mr. JW Roth in 2015.

(2)
Includes options to acquire 100,000 shares at $0.51 per share which vested on November 6, 2014, in exchange for Mr. Steward's personal guarantee for a loan at Rocky Mountain Bank & Trust, which the personal guarantee has subsequently been released. Also, includes options to acquire 150,000 options at $0.40 per share which vested in full on July 17, 2014, and options to acquire 100,000 shares of Common Stock at $0.30 per share which vest in full on March 9, 2016.  In addition, includes Mr. Steward's proportionate share of a Bourbon Brothers #14, LLC 7,000,000 share warrant to acquire 373,134 shares of Common Stock at $0.10 per share.

(3)	Includes warrants to acquire 100,000 shares of Common Stock at $0.30 per share and options to acquire 100,000 shares of Common Stock at $0.30 per share which will vest in full on March 9, 2016.

(4)
Includes 500,000 shares owned by Dakotah Investments, LLC, an entity controlled by Mr. Cohen.  In addition, includes warrants to acquire 100,000 shares of Common Stock at $0.30 per share and options to acquire 100,000 shares of Common Stock at $0.30 per share which will vest in full on March 9, 2016.

(5)
Includes 100,000 shares in the form of a warrant to purchase Common Stock exercisable at $0.30 per share and options to acquire 100,000 shares of Common Stock at $0.30 per share which will vest in full on March 9, 2016.

(6)	Includes 500,000 shares in the form of a warrant exercisable at $0.10 per share for Ms. Atkinson's service as manager of Bourbon Brothers #14, LLC.

(7)	Includes options to acquire 100,000 shares of Common Stock at $0.30 per share which will vest in full on March 9, 2016.

(8)	Common Stock and Series A Preferred Stock (on a 1:1 converted basis to Common Stock).

(9)	Calculated based on one vote per common share and 25 votes per share of Series A Preferred Stock.

Security Ownership of Certain Beneficial Owners

The following table sets forth the persons who beneficially own of record, or was known to own beneficially, more than 5% of the Company's Common Stock and/or Series A Preferred Stock as of December 31, 2015.  To the extent any of the named shareholders own derivative securities that are vested or otherwise exercisable into shares of our Common Stock these securities are included in the column regarding that shareholder's Common Stock beneficial ownership (as required by Rule 13d-3(a)) and the material terms of such derivative securities are explained in the notes to the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock	Amount and Nature of Beneficial Ownership of Series A Preferred Stock		Percent of Series A Preferred Stock	All Stock-Amount of Beneficial Ownership	Voting Power(6)

JW Roth	11,119,924	(1)	17.82%	2,228,034	(2)	45.61%	13,347,958	36.21%
2 North Cascade Ave Suite 1400
Colorado Springs, CO 80903

David Lavigne	2,131,272	(3)	3.41%	1,000,000		20.47%	3,131,272	14.70%
2 North Cascade Ave Suite 1400
Colorado Springs, CO 80903

Stephen J. Cominsky	346,180	(4)	*	1,200,757		24.58%	1,546,937	16.46%
5935 Blue Sage Way
Littleton, CO 80123

Bourbon Brothers #14, LLC	7,000,000	(5)	11.22%	*		*	7,000,000	3.79%
2 North Cascade Ave Suite 1400
Colorado Springs, CO 80903

(1)
Includes 200,000 shares in the form of a warrant exercisable at $1.00 per share and 182,427 common shares. Also, includes options to acquire 729,707 shares of Common Stock at $0.0685 per share and 4,530,178 owned by his spouse as trustee for the KMR Living Trust Dated Nov. 19, 2012. In addition, includes a warrant for 5,000,000 shares of Common Stock at $0.10 per share for Mr. JW Roth's personal guarantee on a Bourbon Brothers #14, LLC loan and his proportionate share of a Bourbon Brothers #14, LLC 7,000,000 share warrant to acquire 477,612 shares of Common Stock at $0.10 per share.

(2)	Includes 228,034 shares owned by his minor daughter and 2,000,000 shares owned by Mr. Roth as trustee for the JWR Living Trust Dated Nov. 19, 2012.

(3)
Includes options to acquire 100,000 shares at $0.51 per share and 56,800 common shares. Also, includes 1,586,412 shares owned by his spouse. In addition, includes Mr. Lavigne's proportionate share of a Bourbon Brothers #14, LLC 7,000,000 share warrant to acquire 388,060 shares of Common Stock at $0.10 per share.

(4)	Includes 19,058 shares owned by Mr. Cominsky's spouse.

(5)	Includes a warrant for 7,000,000 share of Common Stock exercisable at $0.10 per share for a loan Bourbon Brothers #14, LLC subsequently loaned to the Company $1,250,000.

(5)	Calculated based on one vote per common share and 25 votes per share of Series A Preferred Stock.

*	Less than 1%.

Changes in Control

There are no arrangements known to the Company which may result in a change in control of the Company.

MANAGEMENT

The table below sets forth the names, titles, and ages of the members of the Company's Board of Directors, director nominees and its executive officers.   Executive officers of the Company are appointed by the Board of Directors.  Directors serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal.  There was no agreement or understanding between the Company and any director, director nominee or executive officer pursuant to whom he or she was selected as an officer or director.

Name	Position	Age	Year Appointed as Officer or Director
James J. Fenlason	Current Director, Co-Chairman, Director Nominee	56	2014
Robert Cohen	Current Director, Director Nominee	53	2014
Mitchell Roth	CEO, Current Director, Co-Chairman, Director Nominee	26	2014
Kenneth Cutshaw	Director Nominee	62	2016
Heather Atkinson	CFO, Secretary & Treasurer, Director Nominee	38	2014
Jane Norton	Current Director	61	2015
Richard Steward	Current Director	72	2014
Brent Wood	Current Director	47	2014

James J. Fenlason, age 56, was appointed as a member of the Board of Directors of the Company on June 1, 2014. Mr. Fenlason is currently a Member of the Board of Directors of Rocky Mountain Bank & Trust, a privately owned Colorado bank and has held that position since 2013. In addition, Mr. Fenlason is a member of the Advisory Board for Touch 4 Partners, LLC since April 2015. Furthermore, Mr. Fenlason is an active entrepreneur in the Colorado Springs region with involvement in several successful ventures including: Advantage Marketing, Inc., which he founded and has served as President since 1993; The Home Advantage, LLC which he founded and has served as President since 2005; Deerfield Mobile Home Community, LLC which he founded and has served as President since 2008; Bigg City Holdings, LLC where he has served as CEO since 2010. In addition to his business ventures, Mr. Fenlason served on the board and was the board chairman of America's Family, LLC a non-profit organization with financial programs and loans for the working poor and an annual Christmas event for 8,000 to 14,000 in Colorado Springs, Colorado. He currently serves on the advisory board of PastorServe in the Western United States.  Mr. Fenlason graduated from Liberty University in 1981 in Lynchburg, Virginia with a Bachelor of Science degree in Accounting.
Robert Cohen, age 53, was appointed as a member of the Board of Directors of the Company on September 15, 2014. Mr. Cohen is currently the Chairman and CEO of IMA Financial Group, Inc., a diversified financial services company specializing in retail insurance brokerage, wholesale insurance brokerage, and discretionary money management. IMA is consistently ranked amongst the top 20 independently owned brokers in the United States. Mr. Cohen has been with IMA Financial Group, Inc. since 1986, a member of their Board of Directors since 1994, and served in his current role for the last 15 years. Since 2004, Mr. Cohen has also served as a Co-Founder and Partner of Iron Gate Capital, LLC, a private equity firm created by proven operating executives to invest their capital in compelling growth opportunities. Some of their most successful portfolio companies in the restaurant and hospitality industries include Smashburger, a fast-casual restaurant concept, and CPX Lone Tree Hotel, LLLP, the operator of Hampton Inn and Suites in south Denver, CO, as well as numerous successful real estate investments nationwide. In addition, Mr. Cohen currently serves on the Boards of Atlas Advertising since 2001, Dovetail Solutions since 2007 and Commerce Bank since 2010.  Mr. Cohen graduated from University of Texas at Austin where he received a Bachelor degree in Risk Management and Finance.

Kenneth Cutshaw, age 62, is a Director Nominee and currently the Chairman and CEO of Global Network Growth, LLC, a consulting business primarily in hospitality. Mr. Cutshawn has held this position since October 2015. In addition, Mr. Cutshaw is currently the Interim President and CEO of Garden City Group, LLC, a position he has held since January 1, 2016.  Prior to this, Mr. Cutshawn was the President of Quiznos Global, LLC, from September 2012 through October 2015 and the Executive Vice President of Church's Chicken from January 2006 through July 2012. Mr. Cutshaw holds numerous degrees including a Bachelor of Arts degree in Public Administration and a minor in Political Science where he graduated from the University of Tennessee in 1975, a Doctor of Jurisprudence from the University of Tennessee which he received in 1978 and a Master of Laws from American University received in 1987. In addition, Mr. Cutshaw holds an executive certificate from the Duke University Fuqua Business School received in 2007.
Mitchell Roth, age 26, was appointed President for the Company on June 1, 2014 and elected to the Board of Directors on March 9, 2015.  Mr. Roth began serving as Chief Executive Officer and Co-Chairman of the Board of Directors of the Company on June 16, 2015.  Mr. Roth joined the Company in November 2013 and has been primarily responsible for corporate development to include capital raising, real estate development, and strategy. Prior to joining the Company, Mr. Roth worked at the investment-banking firm Laidlaw and Company, Ltd. in New York, NY from May 2013 through October 2013. Mr. Roth previously held summer internships at Accredited Members Acquisition Corporation, a Colorado corporation, in 2012 and 2013. Mr. Roth received a Bachelor of Science degree in May 2013 in Business Finance and Economics from Liberty University in Lynchburg, VA. Mr. Roth is licensed with FINRA and holds a Series 7/General Securities and Series 63 licenses.
Heather Atkinson, age 38, was appointed Chief Financial Officer effective January 22, 2014 and is a Director Nominee. Prior to joining the Company, Ms. Atkinson was the controller of Accredited Members Acquisition Corporation and subsidiaries and its predecessor, Accredited Members Holding Corporation, positions which she has held since 2010. Prior to these roles, Ms. Atkinson was an assistant worldwide consolidations controller, along with other accounting staff roles, at Lee Hecht Harrison for over eight years.  Ms. Atkinson has over 17 years of accounting, finance and financial reporting experience in both public and private companies including consolidations, shareholder and investor relations, SEC reporting, internal and external financial statement reporting, budgeting, cash forecasting, mergers and acquisitions, restructuring and international accounting while working closely with the outside audit and legal firms.  She is a licensed CPA and holds a Bachelor of Science degree in Accounting from Evangel University.
Richard D. Steward, age 72, was appointed a member of the Board of Directors of the Company on March 5, 2014.  In addition to being a Director of the Company, Mr. Steward currently sits on the boards of BCI Construction Inc., a privately-held corporation based in Colorado Springs, and Pikes Peak Range Rider Foundation, a Colorado non-profit corporation.  Mr. Steward has previously sat on the boards for the Colorado Springs Chamber of Commerce, Pikes Peak or Bust Rodeo (associated with the Pikes Peak Ranger Rider Foundation), Ride for the Brand Championship Ranch Rodeo based in Colorado Springs, and Sheet Metal Air Conditioning National Association (SMACNA).  In 1995, Mr. Steward served as the National President of SMACNA.  Mr. Steward is also currently a Trustee for the Sheet Metal Worker's National Pension Fund.  In 1971, Mr. Steward joined Heating and Plumbing Engineers Inc. and retired as its owner in 2004.  From 1965 to 1971, Mr. Steward worked at Alcoa Aluminum, where he helped develop aluminum beer cans and pull-tabs.  Mr. Steward graduated from Colorado School of Mines where he received a Bachelor of Science in Metallurgical Engineering in 1965.

Jane Norton, age 61, was appointed a member of the Board of Directors of the Company on March 9, 2015.  Ms. Norton is the founder and General Manager of Norton & Associates LLC consulting firm, established in 2012 to advise clients in areas such as government/public policy, non-profits, education, aerospace, emergency preparedness, healthcare and the military.  She served in the administrations of Presidents Reagan and Bush as Regional Director of the U.S. Department of Health and Human Services from 1988-1993; and in the cabinet of Governor Owens as Executive Director of the Colorado Department of Public Health and Environment from 1999-2002.  In 2002 she was elected Colorado's 46th Lieutenant Governor and served until January of 2007.  Ms. Norton earned a Bachelor of Science degree with Distinction in Health Sciences from Colorado State University in 1976, a Master of Science degree in Management from Regis University, Denver, Colorado, in 1999 and was awarded an Honorary Doctorate of Humanities degree from Colorado Christian University in 2011.
Brent Wood, age 47, was appointed as a member of the Board of Directors of the Company on September 15, 2014. Mr. Wood currently serves as the General Manager and Operating Partner of Larry H. Miller Chrysler Dodge Jeep Ram 104th, an automotive dealership and service center in Thornton, CO. Mr. Wood is an active member of Denver community, where he is currently a Partner of Rocky Mountain USSSA (United States Specialty Sports Association), a sports marketing/management company, and a Partner of XL'N Bingo LLC. He also established Brent Wood, Inc., an investment company, where he has served as Director since 2008. Until March 2014, Mr. Wood served as the Co-Owner/Partner of Car Source Multimedia Advertising Group LLC, a company specializing in publications, web services, mobile media, and social media. Mr. Wood graduated from Baylor University where he received Bachelor of Business Administration degrees in Marketing and Management in 1991.
Legal Proceedings

During the past ten years, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including:  (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.  Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Board of Directors – Composition, Qualifications and Attributes

The Company's Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively.  Currently, the Company does not have a separate nominating committee as, to date, it does not believe that the Company as an early stage company with limited personnel, required such a committee.  However, as the Company grows, the Board may consider establishing a separate nominating committee.  As such, currently the Board of Directors as a whole is in charge of identifying and appointing appropriate persons to add to the Board of Directors when necessary.

In identifying Board candidates it is the Board's goal to identify persons whom it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company's nature while also reviewing other appropriate factors.

Board Leadership Structure and Role in Oversight

The Company's Board of Directors currently comprises of six persons, being Mitchell Roth, James J. Fenlason, Robert Cohen, Brent Wood, Jane Norton, and Richard Steward.

The Board of Directors is responsible for risk oversight of the Company.  Risks facing the Company include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, safety, employment, political and other risks that are attendant to early stage companies.  Risks are reported to the Board of Directors through the Company's (and its subsidiaries') executive officers, who are responsible for the identification, assessment and management of the Company's risks.  However, the current members of the Board of Directors are actively involved in various aspects of the Company's operations and thus are also charged with identifying risks. The Board of Directors regularly discusses the risks identified and reported by the Company's executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.

Meetings of the Board and Committees

The Board of Directors met three times and took action one time by written consent during the Company's calendar year ended December 31, 2015.   The Company's Board of Directors maintained regular communications throughout the year between all of the officers and directors.  The Company does not have a policy regarding board members' attendance at annual meetings of shareholders.  As discussed in more detail below, the Company does not have standing audit, nominating or compensation committees.

Committees of the Company's Board of Directors; Code of Ethics

The Company does not have a separately designated audit committee or compensation committee. Instead, the entire Board as a whole acts as the Company's audit and compensation committees.  Consequently the Company does not currently have a designated audit committee financial expert.

Our Board of Directors adopted a Code of Ethics that applies to the Company's directors, officers, employees, and consultants and establishes standards and guidelines to assist our directors, officers, employees, and consultants in complying with both the Company's corporate policies and with the law.  The Code of Ethics was filed as an exhibit to the Company's Annual Report on Form 10-K as filed with the SEC on March 19, 2014.

No Nominating Committee; Procedures by which Security Holders May Recommend Nominees to the Board of Directors

The Company does not have a separately designated nominating committee.  The Company does not have such a committee because we currently believe that, given our small size, and the fact that no Company securities are traded on a national stock exchange, that such a committee is not currently necessary.  Unless and until the Company establishes a separate nominating committee, when a board vacancy occurs, the remaining board members will participate in deliberations concerning director nominees.  In the future the Company may determine that it is appropriate to designate a separate nominating committee of the board of directors comprised solely of independent directors.

In considering candidates for membership on the Board of Directors, the Board of Directors will take into consideration the needs of the Company and its Board of Directors, the qualifications of the candidate and the personal and cultural fit with the Company.  With respect to potential new Board members the Board will require and/or review information such as the following:

•	The name and address of the proposed candidate;
•	The proposed candidates' resume or a listing of his or her qualifications to be a director of the Company;
•	A description of any relationship that could affect such person's qualifying as an independent director, including identifying all other public company board and committee memberships;
•	Any information about the proposed candidate that would, under the federal proxy rules, be required to be included in the Company's proxy statement if such person were a nominee.

Independence of the Board of Directors

Our Board of Directors currently consists of Messrs. Mitchell Roth, Steward, Fenlason, Cohen and Wood and Ms. Norton.  Messrs. Steward, Fenlason, Cohen, Wood and Cutshaw and Ms. Norton are the only directors or director nominees considered "independent" as that term defined by Section 803A of the NYSE MKT LLC Company Guide inasmuch as each of the other directors has had material relationships with the Company.  The Board considers all relevant facts and circumstances in its determination of independence of all members of the Board.

Shareholder Communication with the Board of Directors

The Company values the views of its shareholders (current and future shareholders, employees and others).  Any shareholder desiring to communicate directly with any officer or director of the Company may address correspondence to that person at our offices in Colorado Springs, Colorado.  Our office staff will forward such communications to the addressee.

Transactions with Related Persons

The Company's Board of Directors as a whole is charged with reviewing and approving all related party transactions.  There have not been any transactions, or proposed transactions, to which the Company was or is to be a party, in which any Company director, officer, 5% beneficial owner or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest, except those outlined below.  The following disclosure is with respect to material transactions between the Company and related parties and with respect to material transactions.

Richard Steward, a current member of the Board of Directors, has nominal equity interests in several related party entities including Hospitality Income & Asset, LLC and Bourbon Brothers #14, LLC. In November 2014, Mr. Steward (along with Mr. JW Roth) personally guaranteed a loan between Southern Hospitality Lone Tree LLC, a majority owned subsidiary of the Company and Rocky Mountain Bank & Trust to purchase kitchen equipment for the restaurant location and in exchange Mr. Steward's options for 100,000 shares of Common Stock granted on March 5, 2014 became immediately exercisable.  This personal guarantee has since been released. Mr. Steward holds a proportionate share of a Bourbon Brothers #14, LLC 7,000,000 share warrant to acquire 373,134 shares of Common Stock at $0.10 per share.

Robert Cohen, a current member of the Board of Directors, is currently the Chairman and CEO of IMA Financial Group, Inc., a diversified financial services company specializing in retail insurance brokerage, wholesale insurance brokerage, and discretionary money management.  The Company has in the past and may continue to do so in the future, purchase insurance products from IMA Financial Group, Inc.  To the Company's knowledge, Mr. Cohen has not been compensated by IMA Financial Group, Inc. in connection with any products or services provided to the Company.

James J. Fenlason, a current member and co-chairman of the Board of Directors of the Company, is a Member of the Board of Directors of Rocky Mountain Bank & Trust, a privately owned Colorado bank.  The Company has in the past and may continue to do so in the future, obtain financing from Rocky Mountain Bank & Trust.  To the Company's knowledge, Mr. Fenlason has not been compensated by Rocky Mountain Bank & Trust in connection with any financing or services provided to the Company.

Heather Atkinson¸ the Company's Chief Financial Officer, is currently the manager of Bourbon Brothers #14, LLC ("BB14"). In December 2014, BB14 received a warrant from the Company as partial consideration the loan from BB14 to the Company in the aggregate principal amount of 7,500,000.  Mr. Atkinson was assigned 500,000 of this warrant for her service as manager of BB14 which became exercisable on December 31, 2015. Ms. Atkinson also has voting and dispositive control of BB14 as manager.  Ms. Atkinson has a nominal equity interest in Hospitality Income & Asset, LLC.

J.W. Roth served as the Company's Chairman of the Board from January 22, 2014 through March 9, 2015 and beneficially owns more than 5% of the Company's Common Stock and/or Series A Preferred Stock as of December 31, 2015. Mr. Roth has substantial business interests in the restaurant space and real estate property related to restaurants.  Mr. Roth may continue to buy real estate, engage in real estate transactions with third parties, and then lease the space to the Company.  He is the founder of, and owned a substantial interest in, Bourbon Brothers Holding Company, LLC (which the Company acquired in January 2014) and holds a substantial equity interest in several other related party entities including Hospitality Income & Asset, LLC and Bourbon Brothers #14, LLC.  In December 2012, Mr. Roth entered into an indemnification agreement with the Company for his personal risk regarding personal guarantees in favor of Southern Hospitality Franchising & Licensing, LLC, which is the subject of a Franchise Agreement between Southern Hospitality Franchising & Licensing, LLC and Southern Hospitality Franchising and Licensing Corporation, a wholly owned subsidiary of the Company and received compensation in the form of a warrant for 200,000 of common shares.  In November 2014, Mr. Roth (along with Richard Steward) personally guaranteed a loan between Southern Hospitality Lone Tree, LLC, a majority owned subsidiary of the Company and Rocky Mountain Bank & Trust to purchase kitchen equipment for the restaurant location and in exchange Mr. Roth's options for 729,707 shares of Common Stock granted on January 22, 2014 became immediately exercisable.  This personal guarantee has since been released.  In December 2014, Mr. Roth personally guaranteed a loan on behalf of Bourbon Brothers #14, LLC allowing Bourbon Brothers #14, LLC the ability to subsequently loan to the Company $1,250,000 in exchange for the personal guarantee, Mr. Roth received a warrant for the purchase of 7,500,000 shares of Common Stock exercisable on December 31, 2015. Mr. Roth has since gifted  a portion of this warrant for 2,500,000 shares of Common Stock to others, resulting in Mr. Roth having a warrant of 5,000,00 share of Common Stock. Mr. Roth holds a proportionate share of a Bourbon Brothers #14, LLC 7,000,000 share warrant to acquire 477,612 shares of Common Stock at $0.10 per share.

David Lavigne, served as the Company's Secretary and Treasurer from its inception in August 2011 until May 17, 2013 and as a Director of the Company from January 22, 2014, through the March 6, 2015.  During such time, Mr. Lavigne, held a substantial equity interest in Bourbon Brothers Holding Company, LLC (which the Company acquired in January 2014) and holds a substantial equity interest in several other related party entities including Hospitality Income & Asset, LLC and Bourbon Brothers #14, LLC.  Mr. Lavigne holds a proportionate share of a Bourbon Brothers #14, LLC 7,000,000 share warrant to acquire 388,060 shares of Common Stock at $0.10 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company's directors and officers and any persons who own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC").  All directors, officers and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports files.  Based solely on our review of the copies of Forms 3, 4 and any amendments thereto furnished to us during the fiscal year completed December 31, 2015, and subsequently, Ms. Atkinson inadvertently failed to file a report on a timely basis relating to one transaction in January 2015; Mr. Mitchell Roth inadvertently failed to file a report on a timely basis relating to one transaction in January 2015; Mr. JW Roth inadvertently failed to file a report on a timely basis relating to two transactions, one in December 2014 and one  in January 2015; and Ms. Norton inadvertently failed to file a Form 3 on a timely basis relating to her election as a director of the Company in March of 2015.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets out the compensation received for the fiscal years December 31, 2015 and 2014 in respect to each of the individuals who served as the Company's principal executive officer at any time during the last fiscal year, as well as the Company's two most highly compensated executive officers:

				Option		All Other
Name and	Fiscal	Salary	Bonus	Awards*		Compensation	Total
Principal Position	Year	($)	($)	($)		($)	($)
Mitchell Roth,
CEO and Co-Chairman of the Board (1)	2015	$90,000	$2,165	$53,606	(6)	$4,890	$150,661
	2014	$58,187	$-	$132,140	(6)	$3,690	$194,017

Shawn Owen,
Former Chief Operating Officer (2)	2015	$90,463	$-	$42,056	(7)	$14,671	$147,190
	2014	$87,384	$-	$162,264	(7)	$8,741	$258,389

Robert B. Mudd,
Former Director, Former Chief Executive Officer (3)	2015	$--	$-	$--		$--	$--
	2014	$65,385	$-	$13,900	(8)	$6,160	$85,445

JW Roth
Former Chairman of the Board (4) (10)	2015	$87,135	$-	$87,327		$14,671	$189,133
	2014	$93,766	$-	$104,743	(9)	$18,343	$216,852

Heather Atkinson
Chief Financial Officer, Secretary and	2015	$90,000	$2,165	$12,494	(11)	$14,671	$119,330
Treasurer (5)	2014	$93,872	$-	$49,977	(11)	$13,437	$157,286

(1)  Mr. Mitchell Roth served as the Company's President since June 1, 2014, through June 16, 2015 at which time Mr. Mitchell Roth was appointed as the Chief Executive Officer and Co-Chairman of the Board of Directors.

(2)  Mr. Owen served as the Chief Operating Officer from March 1, 2014, through December 2, 2015, whereas Mr. Owen resigned from his position as COO but remains working for the Company in a different capacity.

(3)  Mr. Mudd served as the Interim Chief Executive Officer, Interim Chief Financial Officer and Interim Chairman of the Board from June 20, 2013, through January 22, 2014.  On January 22, 2014, he began serving as the Chief Executive Officer, President and Director until May 31, 2014, of which he resigned as Chief Executive Officer and President.  He continued to serve as a Director through March 9, 2015.

(4)  Mr. JW Roth is a founder of the Company and served as the Company's Chairman from August 15, 2012, through his resignation date of May 17, 2013.  He was a Director of the Company since its inception in August 2011 through his resignation date on May 17, 2013. He served as the Company's Chairman of the Board since January 22, 2014, through March 9, 2015. The salary paid to Mr. JW Roth was in exchange for services as an employee of the Company and not on behalf of his position as a Director and Chairman of the Board.  Effective April 1, 2015, Mr. JW Roth agreed signed a Founder Emeritus Agreement with the Company for a term of 10 years or until he is no longer liable on any Company obligations, to remain responsible to provide a personal guarantee on the royalty payments of Southern Hospitality restaurants, provide a personal guarantee on the Company's Carve BBQ Glendale lease and provide a personal guarantee on a loan with Rocky Mountain Bank and Trust for restaurant equipment, which has subsequently been released. As part of this Founder Emeritus Agreement, Mr. JW Roth is to receive an annual wage of $90,000 increasing by 3% each year and be entitled to participate in all of the Company's benefit plans.

(5) Ms. Atkinson has served as the Company's Chief Financial Officer since January 22, 2014 through the present.
(6)  Upon his appointment as the Company's President, Mr. Mitchell Roth was granted an option to acquire 300,000 shares of Common Stock at $0.45 per share with 75,000 shares vesting immediately and the remaining shares vesting evenly over three years.  Upon serving as a Director of the Company, Mr. Mitchell Roth was granted options for 100,000 shares of Common Stock that vest in full on March 9, 2016 exercisable at $0.30 per share.

(7)  In March 2014, the Company granted Mr. Owen options to purchase up to 300,000 shares of Common Stock, vesting in equal shares annually over four years, with the first tranche vested fully by March 1, 2015, with an exercise price of $0.50 per share with a five-year term.  In addition, Mr. Owen holds options for 18,243 common shares to vest evenly over two years with the first tranche vested fully by September 30, 2014, with an exercise price of $0.14 with a five-year term. In addition, he holds options to purchase up to 30,000 shares of Common Stock vesting in equal parts annually over three years with the first tranche vested fully by February 5, 2015, with an exercise price of $0.45 with a five-year term. Finally, Mr. Owens hold options to purchase 30,000 common shares that vested evenly over two years, these options are fully vested, and have an exercise price of $1.50 with a five year term.

(8)  On August 19, 2013, Mr. Mudd was granted options to acquire 304,854 shares of Common Stock to vest evenly over a three year vesting period.  The first tranche vested in August 2014 at an exercise price of approximately $0.000274 per share.  Upon Mr. Mudd's resignation, these options were terminated.

(9)  In January 2014, the Company granted Mr. JW Roth options to purchase up to 729,707 shares of Common Stock vesting evenly over four years with the first tranche vested fully by January 9, 2015, with an exercise price of $0.0685 with a five-year term.  As of November 6, 2014, the Company entered into a financing agreement with Rocky Mountain Bank & Trust for up to $200,000 that Mr. JW Roth personally guaranteed. In turn for his personal guarantee, the vesting of these options for 729,707 shares of Common Stock became immediately vested.

(10)  On December 14, 2012, the Company entered into an indemnification agreement with JW Roth for his personal risk regarding personal guarantees in favor of Southern Hospitality Franchising & Licensing, LLC (the "Franchisor"), which are the subject of an Area Development Agreement between the Franchisor and Southern Hospitality Franchisee Holding Corporation, a wholly owned subsidiary of the Company. In addition to the indemnification agreements, the Company compensated Mr. Roth for his personal guarantee in the form of a warrant for 200,000 shares exercisable for ten years at $1.00 per share with the warrant vested immediately with a cashless exercise feature. In addition, includes a warrant for 5,000,000 shares of Common Stock at $0.10 per share for Mr. JW Roth's personal guarantee on a Bourbon Brothers #14, LLC loan and his proportionate share of a Bourbon Brothers #14, LLC 7,000,000 share warrant to acquire 477,612 shares of Common Stock at $0.10 per share.

(11)  On August 19, 2013, the Company granted Ms. Atkinson options to purchase up to 364,854 shares of Common Stock of the Company which were scheduled to vest in substantially equal annual installments over four years beginning on August 19, 2014 with an exercise price approximately of $0.000274 per share. Ms. Atkinson has subsequently exercised 182,428 of these options in 2014 and 2015.

(*)  Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of ASC 718-10, Stock Compensation. See notes to the consolidated financial statements for the interim period ending September 30, 2015 for discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

Compensation Discussion and Analysis

The Board of Directors acting in lieu of a compensation committee, is charged with reviewing and approving the terms and structure of the compensation of the Company's executive officers.  To date, the Company has not retained an independent compensation committee to assist the Company review and analyze the structure and terms of the Company's executive officers.

The Company considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.	The Executive's leadership and operational performance and potential to enhance long-term value to the Company's shareholders;
2.	The Company's financial resources, results of operations, and financial projections;
3.	Perforrmance compared to the financial, operational and strategic goals established for the Company;
4.	The nature, scope and level of the executive's responsibilities;
5.	Competitive market compensation paid by other companies for similar positions, experience and performance levels; and
6.	The executive's current salary, the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward.  The entire Board of Directors remains responsible for significant changes to, or adoption, of new employee benefit plans.  The Company believes that, as a relatively new company, its compensation structure is fair to its executive officers as it is intended to balance the Company's need to minimize its overhead costs yet reward its executives for individual performance and company performance.

To date the Company has not entered into any employment agreements with any of the persons who serve (or served) as the Company's executive officers.  Currently there are no contractual commitments in place that provide for severance payments to our executive officers or similar benefits upon a change of control transaction.

The Company believes that the compensation environment for qualified professionals in the industry in which we operate is competitive.  In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following components:

●	Base salary;
●	Stock option awards and/or equity based compensation;
●	Discretionary cash bonuses; and
●	Other employment benefits.

Base Salary.  Base salary, paid in cash, is the first element of compensation to our officers.  In determining base salaries for our key executive officers, the Company aims to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals.  The Board of Directors believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities.  The Board of Directors believes that base salaries for our executive officers are appropriate for persons serving as executive officers of public companies similar in size and complexity to the Company.

During the Company's 2015 and 2014 calendar years it paid its executive officers the following base salaries:

●	Robert B. Mudd was paid a salary of $150,000 in 2014.
●	Mitchell Roth was paid a salary of $90,000 in 2014 and 2015.
●	Shawn Owen was paid a salary of $90,000 in 2014 and 2015.
●	Heather Atkinson was paid a salary of $90,000 in 2014 and 2015.

Stock Option Plan Benefits.  The Company believes that equity based compensation helps align management and executives' interests with the interests of our shareholders.  Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives.  We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint.   At the present time, we have one equity incentive plan for our management and employees, the 2012 Stock Option Plan.

We have no set formula for granting awards to our executives or employees.  In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual's current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.  The Company has granted certain of its executive officers stock options under the Company's 2012 Stock Option Plan, as described below.

Discretionary Annual Bonus.  Discretionary cash bonuses are another prong of our compensation plan.  The Board of Directors believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual cash compensation as a cash bonus to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint.

We have no set bonus formula for determining or awarding discretionary cash bonuses to our other executives or employees.  In determining whether to award bonuses and the amount of any bonuses, we have taken and expect to continue to take into consideration discretionary factors such as the individual's current and expected future performance, level of responsibilities, retention considerations, and the total compensation package, as well as the Company's overall performance including cash flow and other operational factors.

Other Compensation/Benefits.  Another element of the overall compensation is through providing our executive officers are various employment benefits, such as the payment of a monthly allowance for health care insurance and other benefits costs.

Option Grants to Our Named Executive Officers

In accordance with the Company's 2012 Stock Option Plan, the Company granted certain of its executive officers stock options during the Company's 2015 fiscal year. The following table sets forth the outstanding stock option equity awards for each named executive officer at December 31, 2015.
Outstanding Equity Awards at Fiscal Year End

	Number of Securities
	Underlying Unexercised
	Options (#)		Option	Option
			Exercise	Expiration
Name and Principal Position	Exercisable	Un-exercisable	Price ($)	Date

Mitchell Roth, CEO (1)	150,000	150,000	$0.45	08/21/2019
	100,000	--	$0.30	03/09/2020

Heather Atkinson, CFO (2)	--	182,426	$0.000274	08/19/2019

(1)	Upon his appointment as the Company's President, Mr. Mitchell Roth was granted an option to acquire 300,000 shares of Common Stock at $0.45 per share with 75,000 shares vesting immediately and the remaining shares vesting evenly over three years. In addition, Mr. Mitchell Roth was granted options for his time serving on the Company's Board for 100,000 shares of Common Stock at $0.30 per share that vest in full on March 9, 2016.

(2)	On August 19, 2013, the Company granted Ms. Atkinson options to purchase up to 364,854 shares of Common Stock which were scheduled to vest in substantially equal annual installments over four years beginning on August 19, 2014 with an exercise price approximately of $0.000274 per share.

Compensation of Directors

The Company has provided stock option compensation to the persons serving as its directors on the Board beginning in 2015. As such, the table below reflects compensation paid to the non-employee members of the board during the year ended December 31, 2015:
	Fees
	Earned or
	Paid in	Options
Director	Cash	Awards*	Total

Richard Steward (1)	--	$29,273	$29,273
James J. Fenlason (1)	--	$29,273	$29,273
Robert Cohen (1)	--	$29,273	$29,273
Brent Wood (1)	--	$29,273	$29,273
Jane Norton (1)	--	$29,273	$29,273

(1) Includes options to acquire 100,000 shares of Common Stock at $0.30 per share which vest in full on March 9, 2016.  These awards represent the directors' service for one year to serve on the board and, among other duties, attend quarterly board meetings.

(*)  Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of ASC 718-10, Stock Compensation. See notes to the consolidated financial statements for the interim period ending September 30, 2015 for discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board of Directors is nominating five persons to be elected to the Company's Board of Directors:  James J. Fenlason, Robert Cohen, Mitchell Roth, Kenneth Cutshaw and Heather Atkinson.  If elected each director will serve for a one year term and until his/her successor is elected and qualified.

The Company's Board of Directors currently consists of six directors.  After consideration of director nominees and other factors, the Board of Directors determined to reduce the size of the Board to five members.

Vote Required and Recommendation

To be elected each director must receive a plurality of the votes cast at the Meeting.  The holders of Common Stock and the holders of Series A Preferred Stock will vote as a single class.  The Board of Directors recommends a vote "FOR" the election of Messrs. Fenlason, Cohen, Roth, and Cutshaw and Ms. Atkinson.  Unless otherwise specified, the enclosed proxy will be voted "FOR" the election of the Board of Directors' slate of nominees.  Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.

PROPOSAL TWO
AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL

The Company's Board of Directors proposes an amendment to the Company's Articles of Incorporation to increase the Company's authorized capital from 124,884,859 shares to 129,884,859, and thereby increasing the authorized shares of Common Stock from 120,000,000 to 125,000,000. The number of shares of Series A Convertible Preferred Stock will not change from the current authorized number of 4,884,859.

Background and Discussion of Proposed Amendment

As of December 31, 2015, the Company has 62,398,303 shares of Common Stock and 4,884,859 shares of the Company's Series A Convertible Preferred Stock issued and outstanding. Additionally, there are 35,444,433 shares underlying options, warrants and convertible notes.

The Company does not believe that it has sufficient shares of Common Stock available to accomplish its business objectives over the next several years.  Consequently, the Board of Directors approved, and recommends that the shareholders approve, an amendment to the Articles of Incorporation increasing the Company's authorized Common Stock to 125,000,000 shares.  The authorized Series A Convertible Preferred Stock will remain the same at 4,884,859 shares.  The Company anticipates that this amendment to the articles will give sufficient authorized capital to provide:

●	Significant flexibility for future financing transactions by making a sufficient number of shares of authorized capital available for general corporate purposes, such as capital raising transactions; and
●	Significant flexibility for future business acquisition activity, if any.

Subject to preferences that may be applicable to the Series A Convertible Preferred Stock, the holders of outstanding shares of Common Stock are entitled to receive dividends from assets legally available at such times and in such amounts as the Board of Directors may from time to time determine.

The Company believes it is in the Company's best interest to have additional flexibility to issue shares of its Common Stock should the Company identify any other transactions whereby it believes it is appropriate to do so. Although the Company has no immediate plans to issue shares, the Company will require additional debt or equity financing in order to accomplish its business objectives.

Anti-Takeover Effects.  The issuance of additional shares of Common Stock by the Company may also potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management.  The increase in authorized shares of Common Stock has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock.

Dilutive Effects.  The authorization and subsequent issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our capital stock.  The actual effect on the current holders of Common Stock and/or Series A Preferred Stock cannot be ascertained until the shares are issued in the future.  However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.

Vote Required and Recommendation of Board

Proposal Two requires the affirmative vote of a majority of the votes cast by holders of Common Stock at the Meeting and the affirmative vote of a majority of the votes cast by holders of Series A Preferred Stock at the Meeting.  The holders of Common Stock and the holders of Series A Preferred Stock will vote as separate classes.  The Board of Directors recommends that shareholders vote "FOR" the proposed amendment to the Articles of Incorporation to increase our authorized capital.

PROPOSAL THREE
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected the accounting firm of GHP Horwath to serve as our independent registered public accounting firm for the 2016 calendar year.  We are asking our shareholders to ratify the selection of GHP Horwath as our independent registered public accounting firm.  Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of GHP Horwath to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice.
Vote Required and Recommendation of Board

Proposal Three requires the affirmative vote of a majority of the votes cast at the Meeting.  The holders of Common Stock and the holders of Series A Preferred Stock will vote as a single class.  The Board of Directors recommends that shareholders vote "FOR" this proposal.  If our shareholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm.  The Board considers GHP Horwath to be well-qualified to serve as the independent auditor for the Company and GHP Horwath has experience since 2012 in doing so.  However, even if the selection is ratified, the Board of Directors in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

To the Company's knowledge, a representative from GHP Horwath is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.
Fees Billed

Audit Fees.

Our independent registered public accounting firm, GHP Horwath, P.C., ("GHP Horwath") billed us aggregate fees in the amount of approximately $56,420 for the calendar year ended December 31, 2015 and $53,000 for the calendar year ended December 31, 2014.  These amounts were billed for professional services that GHP Horwath provided for the audit of our annual financial statements.

Audit-Related Fees.

GHP Horwath did not bill us for any audit related fees for the fiscal years ended December 31, 2015 and 2014.

Tax Fees.

GHP Horwath did not bill us for any tax fees for the fiscal years ended December 31, 2015 and 2014.

All Other Fees.

GHP Horwath did not bill us for any other fees for the fiscal years ended December 31, 2015 and 2014.

PROPOSAL FOUR
ADVISORY (NON-BINDING)
VOTE ON EXECUTIVE OFFICER COMPENSATION

The Board recognizes that providing shareholders with an advisory vote on executive compensation may produce useful information on shareholder sentiment with regard to the Company's executive compensation structure.  At the Meeting shareholders will have the opportunity to cast an advisory vote on the compensation of our named executive officers, as described primarily in the Executive Compensation Table and the Compensation Discussion and Analysis contained in this Proxy Statement. This proposal, commonly known as a "Say on Pay" proposal, gives shareholders the opportunity to endorse or not endorse our fiscal 2014 executive compensation philosophy, programs, and policies and the compensation paid to the named executive officers.  Shareholders are being asked to consider and approve the following proposal:

Approval of the Company's compensation program and policies with respect to its named executive officers and the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including compensation tables and narrative discussion set forth in this Proxy Statement.

This Say on Pay vote is advisory, and therefore not binding on the Company's Board of Directors. Although the vote is non-binding, the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding the structure and terms of the compensation of the Company's executive officers.

We believe our executive compensation program implements our primary objectives of attracting and retaining qualified executive level personnel, providing the executives with reasonable terms that offer some level of security, and motivating executive level personnel with a balance between short-term incentives with longer term incentives aimed to help further align the interests of our executive officers with our shareholders.  Shareholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of the compensation structure.

Vote Required and Recommendation of Board

The advisory (non-binding) vote on the Company's executive compensation structure and program as described in this Proxy Statement (including under the heading "Executive Compensation") is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote.  Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast at the Meeting. Although the vote is non-binding, our Board will review the voting results.  The Board intends to consider the feedback obtained through this process in making future decisions about executive compensation programs.

The Board believes the Company's executive compensation program is appropriately structured and effective in achieving the Company's core compensation objectives.  Accordingly, although this vote is non-binding the Board of Directors recommends that shareholders vote "FOR" the proposal approving the compensation of the Company's named executive officers.

ANNUAL REPORT TO SHAREHOLDERS

Included with this Proxy Statement is the Company's 2014 Annual Report on Form 10-K for the year ended December 31, 2014, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

If a shareholder requests to receive printed proxy materials, only one proxy statement and the other proxy materials will be delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact us through our Corporate Secretary, 2 North Cascade Avenue, Suite 1400, Colorado Springs, CO 80903.

Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us through our Corporate Secretary, 2 North Cascade Avenue, Suite 1400, Colorado Springs, CO 80903, or by telephone: (719) 265-5821 to request that a single copy be delivered.

SHAREHOLDER PROPOSALS

Southern Concepts Restaurant Group, Inc. expects to hold its next Annual Meeting of shareholders in March 2017.  Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to the Company at 2 North Cascade Avenue, Suite 1400, Colorado Springs, CO 80903, and we must receive the proposals by October 1, 2016.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law.  It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested.  After October 1, 2016, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS:

Mitchell Roth, Chief Executive Officer and Co-Chairman

PROXY

SOUTHERN CONCEPTS RESTAURANT GROUP, INC.
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
(719) 265-5821

ANNUAL MEETING OF SHAREHOLDERS – MARCH 9, 2016

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Southern Concepts Restaurant Group, Inc. hereby constitutes and appoints Theresa Mehringer and Heather Atkinson, or either of them, as attorney and proxy to appear, attend and vote all of the shares of Common Stock and/or Series A Preferred Stock standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at The Antlers Hotel at 4 South Cascade Avenue, Colorado Springs, CO 80903 in the Fremont Room on Wednesday, March 9, 2016, at 10:00am MST, and at any adjournment or adjournments thereof, upon the following:

Proposal One:  The election of five directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified:

James J. Fenlason	For / /	Withhold Authority to vote / /
Robert Cohen	For / /	Withhold Authority to vote / /
Mitchell Roth	For / /	Withhold Authority to vote / /
Kenneth Cutshaw	For / /	Withhold Authority to vote / /
Heather Atkinson	For / /	Withhold Authority to vote / /

Proposal Two:  To approve an increase in the Company's authorized capital.

For /  /                         Against /  /                                Abstain /  /

Proposal Three:   To ratify the appointment of GHP Horwath as our independent registered public accounting firm.

For /  /                         Against /  /                                Abstain /  /

Proposal Four :  Approval of, by non-binding vote, the compensation of the Company's named executive officers.

For /  /                         Against /  /                                Abstain /  /

In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting.  The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS LISTED ABOVE.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person.  A corporation must sign in its name by the President or other authorized officer.  All co-owners and each joint owner must sign.

Date:  _______________________

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Signature(s)

Address if different from that on envelope:

_____________________________________
Street Address

_____________________________________
City, State and Zip Code

Please check if you intend to be present at the meeting _______